Exhibit 21
SUBSIDIARIES OF SUMMIT MATERIALS, INC.
SUBSIDIARIES OF SUMMIT MATERIALS, LLC
(as of February 6, 2019)

Name	Jurisdiction of Incorporation or Organization
Alan Ritchey Materials Company, L.C.	Oklahoma
Alleyton Resource Company, LLC	Delaware
Alleyton Services Company, LLC	Delaware
American Materials Company, LLC	North Carolina
Austin Materials, LLC	Delaware
B&B Resources, Inc.	Utah
Bourbon Limestone Company	Kentucky
Boxley Materials Company	Virginia
Buckingham Slate Company, LLC	Virginia
Buckingham Slate #1, LLC	Virginia
Buckingham Slate #2, LLC	Virginia
Buildex, LLC	Delaware
Colorado County Sand & Gravel Co., L.L.C.	Texas
Columbia Aggregates, LLC	South Carolina
Con-Agg Companies, LLC	Missouri
Concrete Supply of Topeka, Inc.	Kansas
Continental Cement Company, L.L.C.	Delaware
Cornejo & Sons, L.L.C.	Kansas
Elam Construction, Inc.	Colorado
Georgia Stone Products, LLC	Georgia
Glasscock Company, Inc.	South Carolina
Glasscock Logistics Company, LLC	South Carolina
Green America Recycling, LLC	Missouri
Hamm, Inc.	Kansas
H.C. Rustin Corporation	Oklahoma
Hinkle Contracting Company LLC	Kentucky
Industrial Asphalt, LLC	Texas
Jefferson Quarry, LLC	Georgia
Kilgore Companies, LLC	Delaware
Kilgore Partners, L.P.	Utah
Laredo Paving, Inc.	Texas
LeGrand Johnson Construction Co.	Utah
Lewis & Lewis, Inc.	Wyoming
Mainland Construction Materials ULC	British Columbia
Metro Ready Mix, L.L.C.	Utah
Mid-Missouri Limestone, LLC	Missouri
N.R. Hamm Contractor, LLC	Kansas
N.R. Hamm Quarry, LLC	Kansas
Northwest Aggregates, Inc.	Colorado

Northwest Ready Mix, Inc.	Colorado
Ohio Valley Asphalt, LLC	Kentucky
Peak Materials, LLC	Delaware
Peak Ready Mix, LLC	New Mexico
Pelican Asphalt Company, LLC	Texas
Penny’s Concrete and Ready Mix, L.L.C.	Kansas
Price Construction, Ltd.	Texas
Razorback Concrete Company	Arkansas
R.D. Johnson Excavating Company, LLC	Kansas
Ready Mix Concrete of Somerset, LLC	Kentucky
RK Hall, LLC	Delaware
SCS Materials, LLC	Texas
Sierra Ready Mix Limited Liability Company	Nevada
Stoner Sand, L.L.C	Missouri
Summit Finance Group, LLC	Delaware
Summit Materials Corporations I, Inc.	Delaware
Summit Materials Finance Corp.	Delaware
Summit Materials Holdings, LLC(1)	Delaware
Summit Materials Holdings L.P.(1)	Delaware
Summit Materials Intermediate Holdings, LLC(1)	Delaware
Summit Materials International, LLC	Delaware
Summit Materials, LLC(1)	Delaware
Troy Vines, Inc.	Texas
Walker Sand & Gravel Ltd. Co.	Idaho
XIT Sand and Gravel, LLC	Texas
__________________
(1) Subsidiary of Summit Materials, Inc. but not of Summit Materials, LLC.